UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2020

ANDINA ACQUISITION CORP. III

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38785	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Calle 113 # 7-45 Torre B, Oficina 1012 Bogotá, Colombia
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 235-0430

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, one right and one redeemable warrant	ANDAU	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share	ANDA	The Nasdaq Stock Market LLC
Rights, each to receive one-tenth (1/10) of one ordinary share	ANDAR	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for ordinary shares at a price of $11.50 per share	ANDAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 29, 2020, Andina Acquisition Corp. III (the “Company”) held a special meeting (the “Special Meeting”) of shareholders. At the Special Meeting, the Company’s shareholders approved an amendment to the Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must consummate a business combination (the “Extension”) from July 31, 2020 to October 31, 2020 (or December 31, 2020 if the Company has executed a definitive agreement for an initial business combination by October 31, 2020) (such date or later date, as applicable, the “Extended Date”) (the “Extension Amendment Proposal”). The affirmative vote of the holders of at least two-thirds of the Company’s ordinary shares (the “Ordinary Shares”), entitled to vote which are present (in person online or by proxy) at the Special Meeting and which voted on the Extension Amendment Proposal will be required to approve the Extension Amendment Proposal.

Following redemptions of 4,303,096 of the Ordinary Shares in connection with the Extension, a total of approximately $66,528,226.62 million will remain in the Company’s trust account.

Set forth below are the final voting results for the Extension Amendment Proposal. The Adjournment Proposal was not presented because there were enough votes to approve each of the Extension Proposal.

Extension Amendment Proposal

The Extension Amendment Proposal was approved extending the date by which the Company has to consummate a business combination to the Extended Date. The voting results of the Ordinary Shares of the Company were as follows:

For	Against	Abstentions	Broker Non-Votes
9,599,478	45	0	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2020	ANDINA ACQUISITION CORP. III

	By:	/s/ Julio Torres
	Name:	Julio Torres
	Title:	Chief Executive Officer